                                                             Exhibit No. 10.66

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

      Amendment No. 1 to Employment Agreement (the "Amendment") dated as of December 18, 1996 between Seragen, Inc. (the "Company") and Reed Prior ("Prior").

      WHEREAS, the Company and Prior entered an Employment Agreement dated as of November 6, 1996 (the "Employment Agreement"); and

      WHEREAS, the Company and Prior desire to amend the Employment Agreement;

      NOW, THEREFORE, the parties hereto agree as follows:

      1. Capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Employment Agreement.

      2. Paragraph 3(c) of the Employment Agreement is hereby amended to read as follows:

                  (c) Stock Options. On or before December 18, 1996, the Company shall grant Prior stock options under the Seragen, Inc. 1992 Long Term Incentive Plan, a true copy of which is attached as Exhibit D (the "Plan"), to purchase sufficient shares of the Company's common stock, par value $0.01 per share ("Common Stock"), to equal 8.5% of the then outstanding Common Stock, measured on a Fully Diluted Basis (as the term is defined in Paragraph 4), at the then fair market value per share of Common Stock. To the extent permitted by federal income tax law, options issued under the Plan to Prior shall be "incentive stock options". The stock options shall be evidenced by an Incentive Stock Option Agreement and, if required, a Non-Qualified Stock Option Agreement substantially in the form of Exhibits A and B to this Agreement (the "Stock Option Agreements") except as expressly provided otherwise herein. Both Stock Option Agreements shall provide that: (i) the options issued thereunder shall vest, i.e., become exercisable, 2.0833% on the date of execution of this Agreement (the "Effective Date") and on the first day of each calendar month thereafter so that Prior shall be fully (100%) vested on the first day of the month immediately before the fourth anniversary of the Effective Date; (ii) upon a Change in Ownership (as the term is defined in Paragraph 4), in place of the vesting schedule provided in clause "i" above the options shall vest retroactively as of the Effective Date 25% on the Effective Date and an additional 2.0833% on the first day of each calendar month thereafter so that Prior shall be fully (100%) vested on the first day of the month immediately following the third anniversary of the Effective Date; (iii) upon the termination by the Company of Prior's employment without Just Cause or Prior's termination for Good Reason (as the terms are defined in Paragraph 4), in place of the vesting schedules provided in clauses "i" and "ii" above the options shall vest retroactively as of the Effective Date 25% on the Effective Date and at the accelerated rate of an additional 3.125% on the first day of each calendar month thereafter so that Prior shall be fully (100%) vested on the first day of the month immediately following the second anniversary of the Effective Date; (iv) options issued shall, to the extent vested, be fully exercisable until the tenth (10th) anniversary of the Effective Date; (v) the options shall be exercisable in accordance with the terms of the Plan, including the right to pay the option exercise price in whole or in part by surrendering shares of the Company's common stock held by Prior for at least six months prior to the exercise date with an aggregate fair market value equal to the option exercise price or in accordance with a cashless exercise program established with a securities brokerage firm and approved by the Company, and shall provide that stock certificates shall be issued outright and free of escrow no later than three (3) days after the date of exercise; (vi) stock certificates issued pursuant to the exercise of an option shall not include any legends or be subject to any transfer restrictions, except for restrictions required by Section 16 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; (vii) the Company shall not terminate any option issued to Prior upon a "Change in Control" as defined in the Plan without Prior's written approval; (viii) in the event that before a Target Equity Financing (as defined in Paragraph 4) the Company grants options or other equity interests to management, employees, directors or consultants or the Company sells shares of its Common Stock or any equity securities or securities convertible or exchangeable into any equity securities of the Company, as part of a plan or series of plans of financing, or the number of shares of Common Stock outstanding on a Fully Diluted Basis increases as a result of a change in the conversion ratio of any class of securities convertible or exchangeable into any equity securities of the Company, the Company shall grant Prior additional stock options under the Plan covering that number of shares of Common Stock necessary to cause Prior's proportionate holdings of the outstanding Common Stock, on a Fully Diluted Basis, immediately after the grant or sale of such options, shares or other equity interests to equal his proportionate holdings of the outstanding Common Stock, on a Fully Diluted Basis, immediately prior to the grant or sale of such options, shares or other equity interests, but not to exceed 8-1/2% of the Common Stock on a Fully Diluted Basis; (ix) all additional stock options shall have the same terms and conditions, and shall vest as though they were granted on the same date as the initial options that are required to be issued on or before December 18, 1996; (x) each option shall include all other rights and benefits under the Plan, including Section 11 of the Plan (regarding accelerated vesting on Change in Control); and (xi) the Company has registered, or within 60 days of the Effective Date shall at its own expense register, under the Securities Act of 1933 all shares issued or to be issued pursuant to the exercise of the stock options on Form S-8, the obligation to maintain such registration to continue following Prior's termination of employment. Prior agrees that, if requested by an underwriter of the Company's securities, Prior will comply with any reasonable customary lock-up periods in connection with the

      Company's offering of securities provided that all other executive officers and directors of the Company also must comply with such restrictions and provided that no such lock-up periods shall exceed 180 days. The Plan shall be amended as necessary to provide or permit the issuance of the options described in this Paragraph 3(c).

            The Board shall in good faith take all necessary action to effect the terms of this Agreement and to register the underlying shares of Common Stock under applicable securities laws as provided herein.

      3. Except as modified herein, the Employment Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first above written.



                                            /s/ Reed R. Prior
                                            ---------------------------------
                                                Reed R. Prior



                                            SERAGEN, INC.


                                            By:   /s/ Jean C. Nichols
                                               ------------------------------
                                                      Jean C. Nichols
                                                      President and Chief
                                                      Technology Officer


rpemp.amd